SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

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. Preliminary Information Statement

. Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

X . Definitive Information Statement

US PRECIOUS METALS, INC.

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(Name of Registrant as Specified In Its Articles)

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. Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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(4) Proposed maximum aggregate value of transaction:

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. Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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US PRECIOUS METALS, INC.

176 ROUTE 9 NORTH

SUITE 306

MARLBORO, NJ 07728

NOTICE OF ACTION BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY HOWEVER

YOU ARE ENTITLED TO SEND A PROXY

Dear Stockholder:

This Information Statement is being furnished on or about March 26, 2014 by the Board of Directors (the “Board”) of US Precious Metals, Inc., a Delaware corporation (the “Corporation”), to the holders of record of the Corporation’s issued and outstanding common stock, par value $0.0001 per share (“Common Stock”), as of the close of business on March 4, 2014 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Corporation had no other voting capital stock outstanding on the Record Date.

The purpose of this Information Statement is to inform holders of Common Stock that pursuant to Delaware General Corporate Law, holders of a majority of our outstanding voting stock have approved the following (“Charter Amendment”):

  an amendment to our Articles of Incorporation to increase our authorized shares of common stock, $0.00001 par value, from 150,000,000 to 325,000,000 (“Charter Amendment”).

The Charter Amendment will become effective on or about April 15, 2014 or as soon thereafter as practical, a date that is at least 20 days from the mailing of this Information Statement to our stockholders.  This Information Statement is first being mailed to stockholders on or about March 26, 2014.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER THESE MATTERS.

Dated: March 26, 2014

By Order of the Board of Directors:

/s/ Gennaro Pane

Chief Executive Officer and Chairman

US PRECIOUS METALS, INC.

176 ROUTE 9 NORTH

SUITE 306

MARLBORO, NJ 07728

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY HOWEVER

YOU ARE ENTITLED TO SEND A PROXY

 INTRODUCTION

This Information Statement is being furnished by US Precious Metals, Inc., a Delaware corporation (the “Company,” “we,” “our,” “us” or words of similar import), to our stockholders, as of the close of business on the record date, March 4, 2014 (”Record Date”), regarding the following corporate action;

  an amendment to our Articles of Incorporation to increase our authorized shares of common stock, $0.00001 par value, from 150,000,000 to 325,000,000 (“Charter Amendment”).

The Charter Amendment was adopted at a meeting of our Board of Directors January 29, 2014, and the Board of Directors recommended that the Charter Amendment be presented to our shareholders for approval.

Pursuant to Delaware General Corporate Law (“DGCL”), on the Record Date, a small group of shareholders owning 26,015,000 of our common stock and 1,250,000 shares of our Class A Super Voting Preferred Stock (with 100 for 1 voting rights) (“Voting Preferred Stock”), or collectively 57.7% of our outstanding voting securities on the Record Date executed written consents approving the Charter Amendment. The elimination of the need for a special meeting of stockholders to approve the Amendment is made possible by Section 228 of the DGCL which provides that the written consent of the holders of outstanding shares entitled to vote at a meeting of stockholders, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section 242 of the DGCL, a majority of the outstanding shares of voting capital stock entitled to vote thereon is required in order to amend the Company's Certificate of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Charter Amendment as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority in interest of the Voting Capital Stock of the Company.

Holders of the Corporation’s Common Stock or Voting Preferred Stock do not have appraisal or dissenter’s rights under DGCL in connection with the matters approved by stockholders in this Information Statement.  No other votes were required or necessary to adopt the Charter Amendment and none is being solicited hereunder (See the captions “Voting Securities” and “Vote Required for Approval” herein).

Pursuant to Section 228 of the DGCL, no advance notice is required to be provided to the other shareholders, who have not consented in writing to such action, of the taking of the corporate action without a meeting of stockholders. However, the Charter Amendment will become effective on or about April 15, 2014 or as soon thereafter as practical, a date that is at least 20 days from the mailing of this Information Statement to our stockholders.

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The Board has fixed the close of business on the Record Date for the determination of stockholders who are entitled to receive this Information Statement.

We will bear the entire cost of furnishing this Information Statement to any stockholder who requests a hard copy rather than Internet availability. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE PROPOSALS APPROVED BY WRITTEN CONSENT OF A MAJORITY OF THE STOCKHOLDERS.

This Information Statement is first being sent to shareholders on or about March 26, 2014.

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VOTING SECURITIES

The voting securities of the Company as of the Record Date consist of its (i) Common Stock, of which 136,904,365 were issued and outstanding and (ii) Voting Preferred Stock, of which 1,250,000 were issued and outstanding. All outstanding Common Stock are entitled to one vote on each matter submitted for voting by the shareholders, and each share of Voting Preferred Stock is entitled to 100 votes on each matter submitted for voting by the shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

All of the 1,250,000 shares of Voting Preferred Stock issued and outstanding are held by Resource Technology Corporation, 201 South Biscayne Blvd, 28th Floor, Miami Florida 33131 (“RTC”). However, the following table assumes the issuance of the shareholders of Preferred Stock to the shareholders of RTC and, in addition, gives effect to the conversion of the Voting Preferred Stock to common stock (each share of Voting Preferred Stock is convertible to 100 shares of common stock). As of Record Date, there were a total of 136,904,365 shares (or 261,904,365 shares after giving effect to the conversion of the Preferred Stock) of our common stock.

Subject to the foregoing, the following table describes the beneficial ownership of our voting securities by: (i) each of our officers and directors; (ii) all of our officers and directors as a group; and (iii) each shareholder known to us to own beneficially more than 5% of our common stock. Unless otherwise stated, the address of each individual is our address, 176 Route 9 North, Suite 306, Marlboro, New Jersey, 07728. All ownership is direct, unless otherwise stated.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class*
5% Holders

Wolz International, LLC(2) 42 Cornwallis Court Manalapan, NJ 077226	Common	62,500,000	24%

Mercury6 LP(3) 201 South Biscayne Blvd, 28th Floor Miami, Fl 33131	Common	31,250,000	12%

Titan Productions, LP(4) Banco Popular Building 206 Calle Tetuan Suite 505 San Juan, PR 00901	Common	31,250,000	12%

Officer and Directors

Gennaro Pane(5)	Common	66,450,000	25.2%
Sheldon Baer(6)	Common	2,521,395	<1%
Dave Burney(7)	Common	2,450,000	<1%
Daniel H. Luciano(8)	Common	1,844,000	<1%
John Gildea(9)	Common	1,750,000	<1%
Daniel Moon(10)	Common	1,500,000	<1%
Chad Altieri(11)	Common	32,750,000	12.5%
Juan Serrat(12)	Common	1,250,000	<1%
Ruben Fiqueredo(13)	Common	1,250,000	<1%
Edgar Choueiri(14)	Common	1,250,000	<1%
Hans H. Hertell(15)	Common	10,250,000	3.9%
Michael Volkov(16)	Common	1,000,000	<1%
All officers and directors (11 persons)	Common	123,266,395	45.1%

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(1)  “Beneficial ownership" means having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2) The amount represents 62,500,000 shares of common stock after giving effect to the conversion of 625,000 shares of Voting Preferred Stock held by reporting person. The principal officer of the reporting person is Mr. Gennaro Pane, our Chairman. Mr. Pane owns approximately 51% of the reporting person and disclaims all but 51% of the shares held by the reporting person.

(3) The amount represents 31,250,000 shares of common stock after giving effect to the conversion of 312,500 shares of Voting Preferred Stock held by reporting person. The principal officer and sole owner of the reporting person is Mr. Chad Altieri, a director of the Company.

(4) The amount represents 31,250,000 shares of common stock after giving effect to the conversion of 312,500 shares of Voting Preferred Stock held by reporting person. The principal officer and sole owner of the reporting person is Ms. Constance Boyd.

(5)  The amount represents (i) 62,500,000 shares of common stock after giving effect to the conversion of 625,000 shares of Voting Preferred Stock held by Wolz International LLC (“Wolz”), (ii) stock options to acquire 1,500,000 shares held by the reporting person, and (iii) 2,450,000 shares held by the reporting person. Mr. Pane owns approximately 51% of Wolz and disclaims all but 51% of the shares held by Wolz.

(6) Represents stock options to acquire 1,000,000 shares held by the reporting person and 1,521,395 shares held by the reporting person.

(7) Represents stock options to acquire 1,000,000 shares held by the reporting person and 1,450,000 shares held by the reporting person.

(8) Represents stock options to acquire 1,000,000 shares held by the reporting person and 844,000 shares of common stock owned by the reporting person.

(9) Represents stock options to acquire 1,000,000 shares held by the reporting person and 750,000 shares of common stock owned by the reporting person.

(10) Represents stock options to acquire 1,000,000 shares held by the reporting person and 500,000 shares of common stock owned by the reporting person.

(11) The amount represents (i) 31,250,000 shares of common stock held by Mercury6, LP, (ii) stock options to acquire 1,000,000 shares held by the reporting person and (iii) 500,000 shares of common stock owned by the reporting person.

(12) Represents stock options to acquire 1,250,000 shares held by the reporting person.

(13) Represents stock options to acquire 1,250,000 shares held by the reporting person.

(14) Represents stock options to acquire 1,000,000 shares held by the reporting person, and 250,000 shares held by the reporting person.

(15) Represents (i) stock options to acquire 1,000,000 shares held by the reporting person, (ii) 250,000 shares held by the reporting person and (iii) 9,000,000 shares of common stock issuable to the Hertell Group, LLC under a consulting agreement with the Company. Mr. Hertell is Chairman and Chief Executive Officer of The Hertell Group LLC.

(16) Represents stock options to acquire 1,000,000 shares held by the reporting person.

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AMENDMENT TO THE ARTICLES OF INCORPORATION

INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors and Majority Stockholders of the Company have approved an increase in the number of the Company’s authorized shares of common stock from 150,000,000 shares to 325,000,000 by means of an amendment to the Company’s Articles of Incorporation.

The terms of the additional shares of common stock will be identical to those of the currently outstanding shares of Common Stock. However, because the holders of common stock do not have preemptive rights to purchase or subscribe for any new issuances of common stock, the authorization and subsequent issuance of additional shares of common stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of common stock. This amendment and the creation of additional shares of authorized common stock will not alter current stockholders’ relative rights and limitations.

The increase in the authorized common stock will become effective upon the filing of the Articles of Amendment with the Secretary of State of the State of Delaware, which is expected to occur as soon as is reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to the Company's stockholders.

Reasons for Amendments

The Company’s Board of Directors believes that the proposed amendment to the Company’s share capital will allow the Company to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, establishing strategic relationships with corporate partners, acquiring or investing in complementary businesses or products, providing equity incentives to employees, and effecting stock splits or stock dividends. In addition, it will allow for the conversion of outstanding common stock derivatives, such as stock options, stock warrants, and the Voting Preferred Stock (which is convertible into common stock at a ratio of one share of Voting Preferred Stock into 100 shares of common stock).

Effects of Increase

In general, the issuance of any new shares of common stock will cause immediate dilution to the Company’s existing stockholders, may affect the amount of any dividends paid to such stockholders and may reduce the share of the proceeds of the Company that they would receive upon liquidation of the Company. Another effect of increasing the Company’s authorized common stock may be to enable the Board of Directors to render it more difficult to, or discourage an attempt to, obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board of Directors would, unless prohibited by applicable law, have additional shares of common stock available to effect transactions (such as private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company, even if such party is offering a significant premium over the current market price of the common stock. Such an issuance of shares of common stock would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this resolution was not presented with the intent that the increase in the Company's authorized common stock be utilized as an anti-takeover measure.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of the common stock is required for the approval of the increase in the number of shares of the authorized common stock. On the Record Date, the increase from 150,000,000 shares to 325,000,000 was approved by the holders of approximately 57.7% of the outstanding shares of our voting stock.

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WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS INFORMATION STATEMENT IS FOR INFORMATIONAL PURPOSES ONLY.

No Dissenters’ Right of Appraisal

Neither DGCL law nor our Articles of Incorporation provides our shareholders with dissenters’ rights in connection with the amendment to our Articles. This means that no shareholder is entitled to receive any cash or other payment as a result of, or in connection with the amendment to our Articles of Incorporation, even if a shareholder has not been given an opportunity to vote.

Interests of Certain Persons in or Opposition to Matters to be Acted Upon

 The increase in our authorized common stock from 150,000,000 to 325,000,000 will enable the conversion of the 1,250,000 shares of Voting Preferred Stock held by Resource Technology Corporation (“RTC”) into 125,000,000 shares of our common stock. As mentioned above, Wolz International LLC (“Wolz”) and Mercury6 LP (“Mercury6”) are shareholders of RTC, and upon conversion of all of the issued and outstanding shares of Voting Preferred Stock, Wolz and Mercury6 may be entitled to receive 62,500,000 and 31,250,000 shares of common stock, respectively. Mr. Pane, our Chairman, is an officer and owns approximately 51% of Wolz, and Mr. Chad Altieri, our director, is the sole officer and sole member of Mercury6.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words "expects," "projects," "believes," "anticipates," "intends," "plans," "predicts," "estimates" and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

ADDITIONAL INFORMATION

The Company will provide upon request and without charge to each shareholder receiving this Information Statement a copy of the Company's annual report on Form 10-K/A for the fiscal year ended May 31, 2013, including the financial statements and financial statement schedule information included therein, as filed with the SEC. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommended approval of the Amendment to the Articles of Incorporation to the shareholders holding majority of the voting power.

By Order of the Board of Directors,